UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On July 29, 2009, the Compensation Committee of the Board of Directors of Valero Energy Corporation approved certain amendments to Valero’s annual incentive bonus program (the “Program”) and approved certain amendments to the Company’s Annual Bonus Plan. Our named executive officers are eligible to participate in the Program. The Program’s performance measures now include “Operational and Strategic Measures” and “Financial Performance Measures.” The Operational and Strategic Measures are new performance measures for the Program. The Financial Performance Measures are the same measures as used by the Company in 2008 and prior years.

The Program’s 2009 performance measures are as follows:

Segment I. Operational and Strategic Measures – segment weighted as 50% of total bonus opportunity

Performance Measures:

•	health, safety, and environmental

•	mechanical availability

•	cost management and expense control

Range of Performance Scores and Weighting
Each of the three performance metrics will be measured against actual Company performance with the range of outcome being between 0% to 200%.

Segment II. Financial Performance Measures – segment weighted as 50% of bonus opportunity

Performance Measures:

•	total stockholder return

•	earnings per share

•	return-on-investment versus peers

Range of Performance Scores and Weighting
Each of the three performance metrics will be measured against actual Company performance with the range of outcome being between 0% to 200%, with each measure being weighted one-third.

The new measurement system eliminates the former discretionary adjustment factor of 25% to the final results of the Company’s performance measures.

Except as noted above, the Company’s annual bonus incentive program will function in 2009 in the manner disclosed in Valero’s proxy statement for the 2009 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Valero Energy Corporation Annual Bonus Plan, as amended through July 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: August 4, 2009

By: /s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.01	Valero Energy Corporation Annual Bonus Plan, as amended through July 29, 2009

5